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                                             NA932380094 - ASSIGNMENT OF RENTS

                                                (RIH PROMISSORY NOTE)

                                                  GD&C DRAFT DATED 12/17/93





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                                  ASSIGNMENT



                              OF LEASES AND RENTS



                                ________________







                         RESORTS INTERNATIONAL HOTEL, INC.,

                             a New Jersey corporation,

                                   as Assignor,





                                        TO





                     RESORTS INTERNATIONAL HOTEL FINANCING, INC.,

                                a Delaware corporation,

                                      as Assignee







                          Dated as of _________________, 1994



==============================================================================



                         Prepared by:__________________________

                                     D. Eric Remensperger, Esq.







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                        ASSIGNMENT OF LEASES AND RENTS



          THIS ASSIGNMENT made as of the ____ day of ____________, 1994, by

RESORTS INTERNATIONAL HOTEL, INC., a New Jersey corporation, having its principal office at c/o Resorts International, Inc., 1133

Boardwalk, Atlantic City, New Jersey ("ASSIGNOR") to RESORTS

INTERNATIONAL HOTEL FINANCING, INC., a Delaware corporation,

having its principal office at c/o Resorts International, Inc.,

1133 Boardwalk, Atlantic City, New Jersey ("ASSIGNEE").



                                  WITNESSETH:





          WHEREAS, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to secure: (i) the obligations of Assignor under a secured promissory note dated as of the date hereof made by Assignor to Assignee in the principal amount of $125,000,000 (as the same may be amended or restated from time to time, the "RIH PROMISSORY NOTE"), which note is secured by a Mortgage Securing RIH Promissory Note dated as of the date hereof,

between Assignor, as mortgagor, and Assignee, as mortgagee (the "MORTGAGE";

capitalized terms used and not otherwise defined herein shall have the meanings ascribed to those terms in the Mortgage); and (ii) the performance and observance of all of the provisions herein contained;





          NOW, THEREFORE, Assignor has and does hereby bargain, sell,

transfer, assign, convey, set over and deliver unto Assignee, for the purposes set forth above (subject, however, to the rights of the holders of Superior Mortgages and other Existing Encumbrances),

all leases or occupancy agreements wherein it is lessor concerning or affecting the use or occupancy of the certain real property owned or leased by Assignor, which real property is described on

SCHEDULE 1 hereto and which real property, together with all buildings and improvements erected thereon, is hereinafter

collectively referred to as the "PROPERTY", or any part thereof,

now existing or which may be executed at any time in the future,

and all amendments, extensions and renewals of such leases or occupancy agreements, and any of them, all of which are

collectively referred to as the "LEASES", all rents and other income which may now or hereafter be or become due or owing under the Leases, and any of them, and any and all payments derived from or relating to the Leases to which Assignor is entitled, including but not limited to (a) claims for the recovery of damages done to the Property, (b) claims for damages resulting from acts of

insolvency or acts of bankruptcy or otherwise, and (c) lump sum payments for the







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cancellation of Leases or the waiver of any

obligation or term thereof prior to the expiration date;

PROVIDED, HOWEVER, that no Excepted Property is conveyed

hereby; it being intended hereby to establish a present and

complete transfer unto Assignee of all of Assignor's right,

title, interest and estate in and to the Leases and all the rents,

payments and other income arising thereunder; PROVIDED, HOWEVER,

that Assignor is hereby granted a license by Assignee to (i) collect all of such rents, payments and other income herein assigned which may become due during the life of this Assignment and (ii) enter into, renew, modify, extend, terminate, amend, collectively

assign, transfer or hypothecate any or all of the Leases, in accordance with the provisions of Sections 4.04 and 5.13 of the

Mortgage, each until an Event of Default under the Mortgage (an

"EVENT OF DEFAULT") shall have occurred and be continuing.  Upon the occurrence of an Event of Default, Assignor agrees to deposit with Assignee upon demand such of the Leases and the rents payable thereunder as may from time to time be designated by Assignee.



          Assignor hereby appoints Assignee the true and lawful attorney of

Assignor with full power of substitution, and with power for

Assignor and in the name of Assignor and/or in its name, place and stead, to demand, collect, receive and give receipts and complete acquittance for any and all other rents and other

amounts herein assigned which may be or become due and payable under the Leases, and at its discretion to file any claim or take any other action or proceeding and make any settlement of any claims, either in its own name or in the name of Assignor or otherwise, which Assignee may deem necessary or desirable in order to collect and enforce the payment of any and all rents and other amounts herein assigned.  No right shall be exercised by Assignee under this paragraph until an Event of Default has occurred.  All lessees under the Leases are hereby expressly authorized and directed, after the occurrence, and during the continuance, of an

Event of Default, to pay all rents and other sums herein assigned to Assignee or such nominee as Assignee may designate in writing delivered to and received by such lessees, who thereafter are expressly relieved of any and all duty, liability or obligation to

Assignor in respect of all payments so made.



          Assignee is hereby vested with full power to use all measures,

legal and equitable, deemed by it necessary or proper to enforce this Assignment and to collect the rents and other sums assigned hereunder.  Assignee shall be under no obligation to exercise any of the rights or to press any of the claims assigned to it

hereunder, or to perform or carry out any of the obligations of

Assignor under any of the Leases, and does not assume any of the liabilities in connection with or arising or growing out of the covenants and agreements of Assignor in the Leases.  It is further



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understood that this Assignment shall not operate to place

responsibility for the control, care, management or repair of

Assignor's estates or interests in and to the Property, or parts thereof, upon Assignee, nor shall it operate to make Assignee liable for the carrying out of any of the terms and conditions of any of the Leases, or for any waste to Assignor's estates or interests in and to the Property by any lessee or sublessee of

Assignor under any leases, or by any occupant of the Property, or by any party whatsoever or for any dangerous or defective condition of the Property or for any negligence in the management, upkeep,

repair or control of Assignor's estates or interests in and to the

Property resulting in loss or injury or death to any lessee,

licensee, employee or stranger thereat.  No right shall be

exercised by Assignee under this paragraph until an Event of

Default has occurred.



          Assignee hereby agrees promptly to remit to Assignor any amounts collected hereunder by Assignee which are in excess of those applied to pay in full the aforesaid liabilities and indebtedness at the time due.



          Nothing herein contained is intended to limit or reduce the rights of Assignee or the obligations of Assignor set forth in the

Mortgage, but rather all of the terms, provisions and conditions of this Assignment are in addition to and in supplement of such rights and obligations.  If any provision contained in this

Assignment is in conflict with, or inconsistent with, any

provision in the Mortgage, the provisions contained in the

Mortgage shall govern and control.



          Upon the release of any portion of the Property from the lien of the Mortgage pursuant to Section 2.05 or 2.06 of the Mortgage, this

Assignment shall be null and void with respect to those Leases (the

"RELEASED LEASES") which cover exclusively the portion of the

Property so released (and no other portion of the Property) and all estate, right, title and interest of Assignee in and to the

Released Leases shall revert to Assignor, but in all other

respects and for all other purposes, this Assignment shall remain in full force and effect.  Assignee shall, from time to time,

promptly execute any written instrument in form reasonably

satisfactory to the proposed purchaser of a portion of the

Property as aforesaid to confirm any reversion of Assignee's right, title and interest in the Released Leases effectuated in accordance with this paragraph, upon receipt by Assignee of an

Officer's Certificate stating that Assignor is entitled to such reversion by virtue of the Mortgagor's compliance with the

provisions of this paragraph and Section 2.05 or 2.06 of the

Mortgage (as the case may be), provided that Assignee shall have no liability thereunder and all costs and expenses shall be paid by

Assignor.

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          Assignee acknowledges that (i) contemporaneously with the execution and delivery of this Assignment, it has assigned this Assignment to

State Street Bank and Trust Company of Connecticut, National

Association ("Trustee"), as trustee under an Indenture of even date herewith among Assignor, Assignee and Trustee (the

"Indenture"), and (ii) that the Trustee is also the assignee under an Assignment of Leases and Rents dated as of the date hereof from Assignor to Trustee securing the obligations of

Assignor in respect of the Guaranty under and as defined in the

Indenture (the "Other Assignment"), which assignment creates a lien on the Leases and rents and income due and owing thereunder PARI

PASSU with the lien of this Assignment.  Assignee further

acknowledges and agrees that whenever it is provided in the Other

Assignment that the Assignor shall deliver any notice or document,

or is required to make any payment thereunder, the delivery of such notice or document or the making of such payment pursuant to the terms of such Other Assignment shall also constitute the delivery of such notice or document or the making of such payment in

satisfaction of the terms, conditions and provisions of this

Assignment to the same extent as the same constitutes satisfaction of the terms, conditions and provisions of the Other Assignment.



          Upon the termination of the Mortgage and the payment in full of the obligations secured thereby, this Assignment shall be and become null and void, and all estate, right, title and interest of

Assignee in and to the Leases shall revert to Assignor and

Assignee shall promptly cancel and discharge of record this

Assignment and any financing statement filed in connection

herewith and execute and deliver to Assignor all such instruments as may be appropriate to evidence such discharge and satisfaction of this Assignment (provided that Assignee shall have no liability hereunder or thereunder and all costs and expenses shall be paid by

Assignor); otherwise, this Assignment shall remain in full force and effect as herein provided, shall inure to the benefit of

Assignee and its successors and assigns, and shall be binding upon Assignor and its successors and assigns, and any subsequent holder of Assignor's right, title and interest and estate in and to the Property.



          This Assignment shall be governed by and construed under the internal laws of the State of New Jersey, without giving effect to the principles of conflicts of laws.





          This Assignment is subject to and shall be enforced in compliance with the provisions of the New Jersey Casino Control Act.  This Assignment

shall not be transferred, assigned or amended without prior approval of the

New Jersey Casino Control Commission.





          The rights and obligations of the Assignee hereunder are subject to the terms set forth in that certain



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Intercreditor Agreement dated as of the date hereof among Assignor, Assignee,

Fidelity Management and Trust Company, as trustee, Trustee and U.S.

Trust Company of California, N.A., as trustee (and such other parties that may from time to time become a party thereto).



          IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed and attested, all as of the day and year first above written.





                                          RESORTS INTERNATIONAL HOTEL,

                                            INC., a New Jersey corporation





                                           By:_____________________________

                                           Name:

                                           Title: (Vice) President



ATTEST:_________________________

       Name:

       Title: (Asst.) Secretary



                                           RESORTS INTERNATIONAL HOTEL,

                                             FINANCING, INC., a Delaware

                                             corporation





                                           By:_____________________________

                                           Name:

                                           Title:  (Vice) President



ATTEST:_________________________

       Name:

       Title: (Asst.) Secretary



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STATE OF NEW YORK   )

                    ) ss.:

COUNTY OF NEW YORK  )



          BE IT REMEMBERED that on ______________, 1994, before me, the subscriber, __________________, personally appeared _____________,

who, being by me duly sworn on his oath, deposes and makes proof to my satisfaction, that he is the (Asst.) Secretary of RESORTS

INTERNATIONAL HOTEL, INC., the corporation named in the within instrument; that ______________ is the (Vice) President of said corporation; that the execution, as well as the making of this instrument, has been duly authorized by a proper resolution of the board of directors of the said corporation; that deponent well knows the corporate seal of said corporation; and that the seal affixed to said instrument is the proper corporate seal and was thereto affixed and said instrument signed and delivered by said

Vice President as and for the voluntary act and deed of said corporation.  In presence of deponent who thereupon subscribed his name thereto as attesting witness; and deponent signed this proof to attest to the truth of these facts.



                                         _____________________________

                                         [Name]

                                         Assistant Secretary



Sworn to and subscribed

before me, the date aforesaid





____________________________

       Notary Public



My commission expires:_____________________________



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STATE OF NEW YORK   )

                    ) ss.:

COUNTY OF NEW YORK  )



          BE IT REMEMBERED that on _________________, 1994, before me, the subscriber, __________________, personally appeared

___________________, who being by me duly sworn on his oath,

deposes and makes proof to my satisfaction, that he is the Asst.

Secretary of RESORTS INTERNATIONAL HOTEL FINANCING, INC., the

corporation named in the within instrument; that ____________ is the Vice President of said corporation; that the execution, as well as the making of this instrument, has been duly authorized by a proper resolution of the board of directors of the said

corporation; that deponent well knows the corporate seal of said corporation; and that the seal affixed to said instrument is the proper corporate seal and was thereto affixed and said instrument signed and delivered by said Vice President as and for the

voluntary act and deed of said corporation.  In presence of

deponent who thereupon subscribed his name thereto as attesting witness; and deponent signed this proof to attest to the truth of these facts.







                                         __________________________

                                         [Name]

                                         Secretary



Sworn to and subscribed

before me, the date aforesaid





____________________________

       Notary Public



My commission expires:_____________________________



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